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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              CONOLOG CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1.1 Annual Meeting. Except as otherwise provided in Section 1.9 of these By-Laws, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of any other business which may properly be considered at the annual meeting, shall be held on the second Wednesday in December in each year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next day thereafter not a legal holiday. The annual meeting in each year shall be held at such hour on said day and at such place within or without the State of Delaware as may be fixed by the Board of Directors, or, if not so fixed, at 10:00 A.M. at the principal business office of the Corporation at 1225 Connecticut Avenue, Washington, D.C.

         Section 1.2 Special Meetings. A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board, if any, or the President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the whole Board or at the written request of the holders of 30% of the outstanding stock entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.





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         Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, first class postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.4 Quorum. Except as otherwise provided by law in respect of the vote of holders of stock that shall be required for a specified action, at any meeting of stockholders the holders of one-third (1/3) of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or




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place and, except as provided in the last paragraph of Section 1.3 of these
By-Laws, notice need not be given of the adjourned meeting.

         Section 1.5 Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

         Except as otherwise provided by law, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stock holders entitled to vote at the meeting.

         Upon the demand of any stockholder entitled to vote, the vote for directors, or the vote upon any question before a meeting, shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

         Section 1.6 Presiding Officer and Secretary. At every meeting of stockholders the Chairman of the Board, or in his absence (or if there be none) the President, or in his absence a Vice-President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.



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         Section 1.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

         Section 1.8 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.9 Written Consent of Stockholders in Lieu of Meeting. Whenever by statute or under any provision of the Certificate of Incorporation or these By-Laws the vote of the holders of stock of the Corporation at a meeting is required or permitted to be taken for or in connection with an election of directors or any other corporate action, the meeting and vote of such stockholders may be dispensed with and such action may be taken with the written consent





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of the holders of a majority of the stock outstanding, except that, if the vote of the holders of more than a majority of the outstanding stock shall be required by statute or the Certificate of Incorporation or these By-Laws for a specified action, then such action may be taken only with the written consent of the holders of the minimum percentage of the outstanding stock so required. If any such action without a meeting is taken by less than unanimous written consent, the secretary shall give prompt notice thereof to all holders of outstanding stock. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy appointed in writing, and filed with the Secretary or Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

                                   ARTICLE II

                                   Directors

         Section 2.1 Number of Directors. The Board of Directors shall consist of not less than three nor more than nine directors until changed as provided in this Section. The number of directors may be changed at any time and from time to time by the affirmative vote at a meeting of the holders of a majority of the stock outstanding or by the written consent of the holders of a majority of such stock or by resolution of the Board of Directors, adopted by a majority of the whole Board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 2.5 of these By-Laws at the time of such decrease.



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         Section 2.2 Election and Term of Directors. Directors shall be elected annually, by election at the annual meeting of stockholders or by the written consent of the holders of a majority of the outstanding stock in lieu of such meeting, and shall hold office until the next annual election. The term of office of each director shall be from the time of his election and qualification until the annual election of directors next succeeding his election and until his successor shall have been elected and shall have qualified. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient.

         Section 2.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any Increase in the authorized number of directors may be filled by election at a meeting of stock holders or by the written consent of the holders of a majority of the outstanding stock in lieu of a meeting. Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by resolution of the Board of Directors, adopted by a majority of the directors then in office, although less than a quorum.

         Section 2.4 Resignation. Any director may resign from his office at any time either by oral tender of resignation at any meeting of the Board or by oral tender to the Chairman of the Board, if any, or the President or by giving written notice to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

         Section 2.5 Removal. Any or all of the directors may be removed at any time, with or without cause, by the affirmative vote at a meeting of the holders of a majority of the stock outstanding or by the written consent of the holders of a majority of such stock.



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         Section 2.6 Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board for the appointment of officers and the transaction of any other business shall be held after each annual election of directors. If an annual meeting of stockholders is held at which such election occurs, the annual meeting of the Board shall be held at the same place and immediately following the holding of such meeting of stockholders, and no notice thereof need be given. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board or at a special-meeting. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, first class postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

         Section 2.7 Quorum and Voting. A majority of the whole Board shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these By-Laws, the act at a meeting at



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which a quorum is present of the greater of either three (3) directors or a majority of the directors present at such meeting shall be the act of the Board of Directors.

         Section 2.8 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 2.9 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

         Section 2.10 Contracts and Transactions Involving Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote or the interested director or directors; or(2) the material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3)



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the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE III

                             Committees of the Board

         Section 3.1 Appointment and Powers. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation. Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the whole Board.


                                   ARTICLE IV




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                         Officers, Agents and Employees

         Section 4.1 Appointment and Qualification. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall be appointed by the Board of Directors. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify the instrument in more than one capacity. Each of the officers shall serve until the annual meeting of the Board of Directors next succeeding his appointment and until his successor shall have been chosen and qualified. The Board may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the Board.

         Section 4.2 Removal of Officer, Agent or-Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

         Section 4.3 Compensation and Board. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond.

         Section 4.4 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him by the Board of Directors.

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         Section 4.5 President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers. The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

         Section 4.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence of inability to act of the President, unless the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act.

         Section 4.7 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may



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authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the President or the Board of Directors.

         Section 4.8 Secretary. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of the stock holders or directors to any action taken without a meeting. He shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the President or the Board of Directors.

         Section 4.9 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

         Section 4.10 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the



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Corporation, be conclusive evidence of his power to act. An Assistant Secretary, shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

         Section 4.11 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

         Section 4.12 Loan to Officers and Employees; Guaranty of Obligations of Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                                   ARTICLE V

                                Indemnification

         Section 5.1 Indemnification of Directors, Officers, Employees and Agents. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of another Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by the laws of the



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State of Delaware against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding.
The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Notwithstanding the foregoing provisions, nothing herein shall protect or purport to protect any officer, director or employee of the Corporation against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE VI

                                  Capital Stock

         Section 6.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. If any stock certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed



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or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly indorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

         Section 6.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificates or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

         Section 6.4 Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or



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entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment there of, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

         If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the day next preceding the effective date of such consent as provided in Section 1.9 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII



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                                      Seal

Section 7.1 Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                Waiver of Notice


         Section 8.1 Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such.

                                   ARTICLE IX

                                   Amendments

         Section 9.1 Amendments. These By-Laws, or any of them, may be altered or repealed and new By-Laws may be adopted by the affirmative vote at a meeting of the holders of a majority of the stock outstanding or by the written consent of the holders of a majority of such stock. The Board of Directors shall also have power by a majority vote of the whole Board, to alter or repeal any of these By-Laws and to adopt new By-Laws.


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